Exhibit 99.2

NON-BINDING MEMORANDUM OF UNDERSTANDING

This non-binding memorandum of understanding by and between A123 Systems, Inc. (the “Company”) and Wanxiang Group Corporation (“Wanxiang”) reflects the basic understanding of the parties with respect to a series of financings which they continue to pursue.

Bridge Loan Facility

A senior secured bridge loan facility in an amount of up to $75 million (the “Bridge Loan Facility”), to be provided by one or more of affiliates of Wanxiang (the “Lender”), providing for an initial cash advance of $15 million and a letter of credit facility that will result in an additional $10 million of liquidity for the Company.  The Bridge Loan Facility also provides for up to $50 million of subsequent cash advances, subject to the satisfaction of certain conditions, including the receipt of necessary governmental and other approvals, including (i) receipt of a favorable determination from the Committee on Foreign Investment in the United States (“CFIUS”), (ii) receipt of Chinese government approvals on terms satisfactory to the Lender in its sole discretion, (iii) the accuracy of representations and warranties, (iv) the absence of any default, , (v) the absence of a material diminishment of the Company’s research and development and engineering teams by reason of resignations or departures and (vi) certain other conditions.  Borrowings under the Bridge Loan Facility would bear interest at an annual rate of 10 percent and mature in August 2014.  The Company’s obligations under the Bridge Loan Facility would be unconditionally guaranteed by certain of the Company’s subsidiaries.  Further, the Bridge Loan Facility would be secured by substantially all of the Company’s and such subsidiaries’ assets.

Bridge Warrants

Upon each advance or other extension of credit made under the Bridge Loan Facility, the Company will issue warrants (the “Bridge Warrants”) to the Lender exercisable (subject to the restrictions on exercisability described below) for a number of shares of the Company’s common stock (“Common Stock”) resulting in warrant coverage equal to 100% of the outstanding amount of such advance or extension of credit.  For purposes of calculating warrant coverage, the exercise price of the Bridge Warrants will initially be set at $0.425, subject to reduction to $0.17 in the event that certain government grants or tax credits cease to be available to the Company (the “Initial Exercise Price”). The Bridge Warrants will expire on the fifth anniversary of their issue date.  The exercise price of the Bridge Warrants will be appropriately adjusted for stock splits, stock dividends and similar events and will be subject to full-ratchet anti-dilution protection (which would increase the number of shares issuable under the warrant).  Because the anti-dilution provisions are intended to protect the Lender from dilutive issuances occurring from and after the date of the Bridge Loan Facility, the effective initial exercise price of Bridge Warrants may be less than the Initial Exercise Price and the number of shares into which the Bridge Warrants are initially exerciseable may increase.  Bridge Warrants may be exercised for cash or in exchange for outstanding Bridge  Warrants on a cashless basis or by offset of amounts payable under the Bridge Loan Facility.  None of the Bridge Warrants will be exercisable until the earlier of (i) the time the Company’s shareholders vote on the proposed issuances of Common Stock pursuant to exercise of the Bridge Warrants and the Convertible Note Warrants and the conversion of the 8.00% Convertible Notes and (ii) the termination of the Company’s obligation to seek the approval of its shareholder.  After such vote has occurred, the exercise of the Bridge Warrants will be subject to the limitations set forth below. The exercise of the Bridge Warrants in an amount greater than 9.99% of the issued and outstanding Common Stock after giving effect to such issue will be conditioned on receipt of CFIUS approval.  Additionally, before the shareholder approval has been obtained, the Bridge Warrants may only be exercised to the extent such issuance would not require shareholder approval.  The failure to obtain shareholder approval within 120 days after the will be an event of default under the Bridge Loan Facility.

Senior Secured Convertible Notes and Warrants

8.00% Convertible Notes.  Subject to the satisfaction of certain conditions within 180 days after the date of first advance under the Bridge Loan Facility, an affiliate of Wanxiang (the “Purchaser”) would agree to purchase $200,000,000 in aggregate principal amount of the Company’s 8.00% Senior Secured Convertible Notes (the “8.00% Convertible Notes”) from the Company.  The 8.00% Convertible Notes would mature on the fifth anniversary of their issue date.  The Company’s obligations under the 8.00% Convertible Notes would be unconditionally guaranteed by the Company’s subsidiaries and secured by the Company’s and such subsidiaries’ assets.

Conversion.  Holders of the 8.00% Convertible Notes will have the option, at any time and from time to time, to convert principal of and interest accrued on the 8.00% Convertible Notes into shares of Common Stock at a conversion price equal to $0.60 per share, subject to reduction to $0.24 per share in the event that certain government grants or tax credits cease to be available to the Company.  The conversion price will be appropriately adjusted for stock splits, stock dividends and similar events and will be subject to full-ratchet anti-dilution protection.  Because the anti-dilution provisions are intended to protect the Holders from dilutive issuances occurring from and after the date of the Bridge Loan Facility, the effective initial conversion price upon issuance of the 8.00% Convertible Notes may be less than $0.60 or $0.24 per share, as applicable.

Convertible Note Warrants.  Concurrently with the issuance of the 8.00% Convertible Notes, the Company would issue warrants (the “Convertible Note Warrants”) to the Purchaser to purchase shares of Common Stock equal to 50% of the shares of Common Stock underlying the 8.00% Convertible Notes issued, assuming conversion at the initial conversion price.  The Convertible Note Warrants would expire on the fifth anniversary of their issue date.  Each Convertible Note Warrant would have an exercise price equal to the conversion price of the 8.00% Convertible Notes.  Convertible Note Warrants could be exercised for cash or in exchange for outstanding Convertible Note Warrants on a cashless basis.  The exercise price of the Convertible Note Warrants would be appropriately adjusted for stock splits, stock dividends and similar events and will be subject to full-ratchet anti-dilution protection (which would increase the number of shares issuable under the warrant).  Because the anti-dilution provisions are intended to protect the Lender from dilutive issuances occurring from and after the date of the Bridge Loan Facility, the effective initial exercise price upon issuance of Convertible Note Warrants issued after the date of the Bridge Loan Facility may be less than $0.60 or $0.24 per share, as applicable, and the number of shares into which the Convertible Note Warrants are initially exerciseable may increase.

Subject to exceptions set forth therein, the Convertible Notes may not be converted, and the Bridge Warrants and the Convertible Note Warrants may not be exercised, if such conversion or exercise would result in Wanxiang and its affiliates obtaining greater than 49.9% beneficial ownership of the issued and outstanding Common Stock until 61 days after a full exercisability notice has been provided to the Company by the applicable holder.

Conditions to Issuance.  The issuance of the 8.00% Convertible Notes and the Convertible Note Warrants will be subject to certain closing conditions, including obtaining the shareholder approval, CFIUS approval and Chinese regulatory approval; the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other antitrust or competition laws; the continued listing of the Common Stock on Nasdaq; the increase of the number of members on the Company’s board of directors from seven to nine and the concurrent election or appointment of 4 individuals designated by the Purchaser to the Company’s board of directors; the Purchaser’s receipt of reasonable assurances that certain government grants and tax credits will remain available for specified periods; the conversion or redemption of all of the outstanding 6.00% Convertible Notes and the related warrants; and the conversion or repurchase of at least 90% of the Company’s outstanding 3.75% Convertible Notes on terms satisfactory to the Lender in its sole discretion.

Other Terms.  The securities described above would be acquired by the Lender in transactions meeting the requirements of Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or in the case of non-U.S. persons, Regulation S under the Securities Act, and have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements.  Wanxiang intends to acquire the securities for investment only and not with a view toward distribution.

Non-Binding MOU. This MOU is non-binding and is not intended to create and it does not create any legal rights, obligations or consequences.  Only those rights and obligations that are set forth in definitive written agreements, if any, duly executed by all parties thereto, will create any legally binding rights, obligations or consequences with respect to the subject matter thereof or this MOU.

Conditions Precedent.  The Company and Wanxiang both recognize that execution of definitive written agreements and the consummation of the financing transactions is subject to the consummation of several conditions precedent and concurrent transactions on terms satisfactory to both parties, including an amendment to the 6.00% Convertible Notes to amend certain terms of the 6.00% Convertible Notes and the termination of the Company’s existing credit agreement with Silicon Valley Bank.

Governing Law.  THIS MOU SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAWS OR CONFLICT OF LAWS PROVISIONS THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

NON-BINDING MEMORANDUM OF UNDERSTANDING

SIGNATURE PAGE

A123 SYSTEMS, INC.

By:	/s/ DAVID VIEAU
DAVID VIEAU
President & Chief Executive Officer

WANXIANG GROUP CORPORATION

By:	/s/ PIN NI
PIN NI